                                                              Exhibit 23(d)32(b)
                                                            Small Mid Cap Growth

                 AMENDMENT TO SUBINVESTMENT MANAGEMENT AGREEMENT

     This amendment ("Amendment") is made as of March 12, 2003 by and among John Hancock Variable Series Trust I (the "Series"), Wellington Management Company, LLP ("Adviser"), and John Hancock Life Insurance Company, a Massachusetts corporation formerly known as "John Hancock Mutual Life Insurance Company" ("JHLICO").

                                    RECITALS
                                    --------

          A. Series, Adviser and JHLICO are parties to that certain Sub-Investment Management Agreement among John Hancock Variable Series Trust I, Wellington Management Company, LLP and John Hancock Life Insurance Company dated April 30, 1999, as amended July 2, 2001, (the "Agreement") wherein Adviser is appointed as sub-investment manager of the Small/Mid Cap Growth Fund ("Small/Mid Cap Growth Portfolio").

          B. The parties hereto desire to amend the terms of the Agreement in accordance with Rule 12d3-1 under the Investment Company Act of 1940 pursuant to the terms of this Amendment.

                                    AMENDMENT
                                    ---------

     Now, therefore, for good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereby agree as follows:

          1.   Recitals A and B are incorporated herein and made a part hereof.

          2. Wellington Management Company, LLP will not consult with any other sub-manager to the Small/Mid Cap Growth Portfolio or to any other Portfolio of the Series concerning transactions of the Small/Mid Cap Growth Portfolio in securities or other assets, except as such consultations may be reasonably necessary in order to ensure compliance with paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.

          3. This Amendment may be executed in two or more counterparts which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day first set forth above.

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JOHN HANCOCK VARIABLE
SERIES TRUST I


By:  /s/ Michele G. Van Leer
   -----------------------------------
 Name:   Michele G. Van Leer
      --------------------------------
 Title:  President and CEO
       -------------------------------


JOHN HANCOCK LIFE
INSURANCE COMPANY


By:  /s/ Robert R. Reitano
   -----------------------------------
 Name:   Robert R. Reitano
      --------------------------------
 Title:  Senior Vice President and Chief Investment Strategist
       ------------------------------------------------------


Wellington Management Company, LLP


By:  /s/ Jonathan M. Payson
   -----------------------------------
 Name:   Jonathan M. Payson
      --------------------------------
 Title:  Senior Vice President
       -------------------------------